ROCKIES REGION 2007 LIMITED PARTNERSHIP
(A West Virginia Limited Partnership)

Exhibit 32.1

CERTIFICATION

In connection with the Quarterly Report of the Registrant on Form 10-Q for the period ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certifies pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Richard W. McCullough	November 19, 2008
Richard W. McCullough
Chief Executive Officer Petroleum Development Corporation, Managing General Partner of the Registrant

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.